UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2022

LAKE SHORE BANCORP, inc.

(Exact name of registrant as specified in its charter)

United States

	000-51821	20-4729288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	LSBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01Regulation FD Disclosure.

On May 18, 2022, Lake Shore Bancorp, Inc. (the “Company”) will hold its annual shareholders’ meeting at Route 5 Event Center, 296 Lake Shore Drive W., Dunkirk, New York 14048 on May 18, 2022 at 8:30 a.m., Eastern Time.

A copy of management’s presentation to be made at the meeting is attached as Exhibit 99.1 hereto.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

99.1 Management’s Presentation for the annual shareholders’ meeting of Lake Shore Bancorp, Inc. on May 18, 2022.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, inc.
By:	/s/ Rachel A. Foley
Name:	Rachel A. Foley
Title:	Chief Financial Officer and Treasurer

Date: May 18, 2022